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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-_____________) pertaining to the Public Storage, Inc. 1996 Stock Option and Incentive Plan and to the incorporation by reference therein of our report dated February 26, 1996 with respect to the consolidated financial statements and schedules of Public Storage, Inc. in its Annual Report on Form 10-K, as amended by a Form 10-K/A (Amendment No. 3) dated May 15, 1996, for the year ended December 31, 1995 filed with the Securities and Exchange Commission.

     We also consent to the incorporation by reference of our report dated September 6, 1996 on the combined summaries of historical information relating to operating revenues and specified expenses -- certain properties which is included in the Current Report on Form 8-K dated September 6, 1996 and incorporated by reference in the Registration Statement on Form S-8 (No. 333- _________________).


                                    /s/ Ernst & Young LLP
                                    ERNST & YOUNG LLP

Los Angeles, California
October 3, 1996


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